SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED September 25, 2001
(To Prospectus dated August 3, 2001)


                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                                Home Loans, Inc.
                                     Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer

                    CHL Mortgage Pass-Through Trust 2001-20

                                   ----------


The Class PO Certificates

o This supplement relates to the offering of the Class PO certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO certificates. Additional information is contained in the prospectus supplement dated September 25, 2001, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated August 3, 2001. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of the September 25, 2002, the class certificate balance of the Class PO certificates was approximately $990,203.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO Certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

October 30, 2002


--------------------------------------------------------------------------------
The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.
--------------------------------------------------------------------------------

                               THE MORTGAGE POOL


   As of September 1, 2002 (the "Reference Date"), the Mortgage Pool included approximately 1,043 Mortgage Loans having an aggregate Stated Principal Balance of approximately $424,279,701.

   The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                     As of
                                                               September 1, 2002
Total Number of Mortgage Loans ...............................         1,043
Delinquent Mortgage Loans and Pending Foreclosures at
Period End (1)
 30-59 days ..................................................         0.77%
 60-90 days ..................................................         0.00%
 91 days or more (excluding pending foreclosures) ............         0.00%
                                                                       -----
   Total Delinquencies .......................................         0.77%
                                                                       =====
Foreclosures Pending .........................................         0.00%
                                                                       -----
   Total Delinquencies and foreclosures pending ..............         0.77%
                                                                       =====

---------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

   Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.


                          SERVICING OF MORTGAGE LOANS

The Master Servicer

   Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

   The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Seller and/or the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $10.990 billion at February 28, 1998, to approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, and to approximately $29.205 billion at June 30, 2002. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:


                                                 At February 28(29),                             At December 31,      At June 30,
                             ---------------------------------------------------------           ---------------      -----------
                                1998          1999               2000             2001                2001                2002
                                ----          ----               ----             ----                ----                ----
Delinquent Mortgage
 Loans and
 Pending
 Foreclosures at
 Period End
 30-59 days ........             1.08%           1.03%              1.36%              1.61%              1.89%              1.85%
 60-89 days ........             0.16            0.18               0.22               0.28               0.39               0.40
 90 days or more
 (excluding pending
  foreclosures) ....             0.16            0.12               0.16               0.14               0.23               0.28
                          -----------     -----------        -----------        -----------        -----------        -----------
   Total of
    delinquencies ..             1.40%           1.32%              1.75%              2.03%              2.51%              2.53%
                          ===========     ===========        ===========        ===========        ===========        ===========
Foreclosures pending             0.17%           0.14%              0.16%              0.27%              0.31%              0.28%
                          ===========     ===========        ===========        ===========        ===========        ===========
Total delinquencies
   and foreclosures
    pending ........             1.57%           1.46%              1.91%              2.30%              2.82%              2.81%
                          ===========     ===========        ===========        ===========        ===========        ===========
Net Gains/(Losses)
 on liquidated
 loans(1) ..........      $(2,662,000)    $(2,882,524)       $(3,076,240)       $(2,988,604)       $(5,677,141)       $(3,054,092)
Percentage of Net
 Gains/(Losses) on
 liquidated
 loans(1)(2) .......          (0.024)         (0.018)            (0.017)            (0.014)            (0.022)            (0.010)%
Percentage of Net
 Gains/(Losses) on
 liquidated loans
 (based on average
 outstanding
 principal
 balance)(1) .......          (0.027)         (0.021)            (0.017)            (0.015)            (0.023)            (0.011)%

---------------
(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

                    Description of the Class PO Certificates

   The Class PO Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates".

   As of September 25, 2002 (the "Certificate Date"), the Class Certificate Balance of the Class PO Certificates was approximately $990,203, evidencing a beneficial ownership interest of approximately 0.23% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $406,316,309 and evidenced in the aggregate a beneficial ownership interest of approximately 95.77% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of approximately $17,963,391, and evidenced in the aggregate a beneficial ownership interest of approximately 4.23% in the Trust Fund. For additional information with respect to the Class PO Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

   The monthly statement furnished to Certificateholders of record on the Distribution Date on September 25, 2002 is included herein as Exhibit 2.

Revised Structuring Assumptions

   Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates Structuring Assumptions"
(the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"): (i) the Class Certificate Balance of the Class PO Certificates is $990,203 and (ii) the closing date of the sale of the Class PO Certificates is October 30, 2002. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.


                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

   The information set forth in the following table has been prepared on the basis of the Revised Structuring Assumptions and on the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 85.0%.



         Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                           Percentage of the Prepayment Assumption
                                        ---------------------------------------------
Class                                    0%       100%       275%       400%      500%
-----                                   ---       ----       ----       ----      ----
Class PO..............................  0.8%      1.6%       3.2%       4.6%      5.7%

   It is unlikely that all of the Mortgage Loans will have the precise characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

Decrement Table

   The following table indicates the percentage of the Certificate Date Principal Balance of the Class PO Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Assumption and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this Supplement or all of the Mortgage Loans will prepay at the constant percentages of the Prepayment Assumption specified in the table or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table, which has been prepared using the specified constant percentages of the Prepayment Assumption, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions and Revised Structuring Assumptions.

                          Percent of Class Certificate
                              Balance Outstanding*



                                                                                Class PO
                                                                   Percentage of the Prepayment Assumption
                                                                ------------------------------------------
                      Distribution Date                             0%     100%    275%    400%    500%
                      -----------------                             --     ----    ----    ----    ----
Initial Percent...........................................         100      100    100     100     100
October 30, 2002                                                    79       79     79      78      78
October 25, 2003                                                    78       75     69      65      61
October 25, 2004                                                    77       70     57      49      43
October 25, 2005                                                    76       64     47      37      29
October 25, 2006                                                    75       60     39      27      20
October 25, 2007                                                    74       55     32      20      14
October 25, 2008                                                    72       51     26      15      10
October 25, 2009                                                    71       47     21      11       7
October 25, 2010                                                    69       43     17       8       5
October 25, 2011                                                    67       39     14       6       3
October 25, 2012                                                    66       36     11       5       2
October 25, 2013                                                    64       33      9       3       1
October 25, 2014                                                    62       30      8       3       1
October 25, 2015                                                    60       27      6       2       1
October 25, 2016                                                    57       25      5       1       0
October 25, 2017                                                    55       22      4       1       0
October 25, 2018                                                    52       20      3       1       0
October 25, 2019                                                    49       18      2       1       0
October 25, 2020                                                    46       16      2       0       0
October 25, 2021                                                    43       14      1       0       0
October 25, 2022                                                    40       12      1       0       0
October 25, 2023                                                    36       10      1       0       0
October 25, 2024                                                    33        9      1       0       0
October 25, 2025                                                    29        7      0       0       0
October 25, 2026                                                    25        6      0       0       0
October 25, 2027                                                    20        4      0       0       0
October 25, 2028                                                    15        3      0       0       0
October 25, 2029                                                    10        2      0       0       0
October 25, 2030                                                     5        1      0       0       0
October 25, 2031                                                     0        0      0       0       0
Weighted Average Life (years) **..........................       18.53    10.59   5.32    3.78    3.04

---------------
*   Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.


                               CREDIT ENHANCEMENT

   As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $8,643,354 and $200,000 and $0, respectively.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

   The following discussion addresses the material federal income tax consequences of purchasing, owning, and disposing of Principal Only Certificates (the "Certificates"). It is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change retroactively. This discussion does not describe aspects of federal tax law unique to certain Certificateholders such as insurance companies and investors who hold certificates as part of a straddle as defined in Section 1092 of the Internal Revenue Code of 1986, as amended. All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the Certificates.

   General. For federal income tax purposes, the Certificates will be treated as debt instruments issued by the REMIC with an amount of Original Issue Discount ("OID") equal to the difference between their principal balance and issue price. All Certificateholders will be required to report income with respect to the Certificates under an accrual method of accounting. Computing accruals of OID in the manner described hereafter may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their Certificates. Purchasers may have to adjust their accrual of income to account for past accruals of OID on the Certificates and to account for market discount and acquisition premium as discussed herein. The following discussion is based in part on the OID Regulations and in part on the Code. Certificateholders should be aware that these authorities do not adequately address all relevant issues.

   Original Issue Discount. Certificateholders will be required to include OID in income as it accrues, in accordance with a constant yield method based on the semi-annual (or more frequent) compounding of interest. The rules governing OID, which are set forth in Code Sections 1271 through 1273 and 1275, require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Certificates. These rules also prescribe a method for adjusting the amount and rate of accrual of OID if the actual prepayment rate differs from the Prepayment Assumption. For purposes of determining the amount and rate of accrual of OID and market discount on the Certificates, the trust fund has assumed that there will be prepayments on the mortgage loans at a rate equal to 365% SPA. No representation is made that the mortgage loans have or will prepay at that rate or any other rate.

   The IRS issued final regulations (the "Contingent Regulations") in June 1996 governing the calculation of OID on instruments having contingent interest payments, but these regulations do not apply to debt instruments subject to Code Section 1272(a)(6), such as the Certificates. Additionally, other OID Regulations do not specifically interpret Code Section 1272(a)(6). The trustee bases its computations on Code Section 1272(a)(6) and the OID Regulations as described in the prospectus. However, in light of the foregoing, there can be no assurance that this methodology represents the correct manner of calculating OID.

   Generally, a Certificateholder must include in income the "daily portions," as determined below, of the OID that accrues on the Certificate for each day the Certificateholder holds the Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. In the case of a full accrual period, the OID accrued during the accrual period will be determined by

  o adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Certificates under the Prepayment Assumption and (ii) any payments included in the stated redemption price at maturity received during the same accrual period, and

  o subtracting from that total the adjusted issue price ("AIP") of the Certificates at the beginning of the same accrual period.

     The AIP of a Certificate at the start of the first accrual period is its issue price; the AIP of a Certificate at the start of a subsequent accrual period is the AIP at the start of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period is divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period.

   The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption.

   A subsequent purchaser of a Certificate issued with OID who purchases the Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Certificate. In the case of a subsequent purchaser who acquires a Certificate at a price higher than its AIP but less than its stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction. The numerator of the fraction is the excess (if any) of (i) the cost of the Certificate to the purchaser, over (ii) the AIP of the Certificate, and the denominator is the sum of the daily portions for that Certificate for all days after the date of the purchase and ending on the maturity date as computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

   Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If this election is made with respect to a Certificate having market discount, then the Certificateholder is deemed to have made an election to include market discount in income currently with respect to all other market discount debt instruments that the Certificateholder acquires during the year of the election and thereafter. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate cannot be revoked without IRS consent.

   Market Discount. Certificate purchasers may also be subject to the market discount rules of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of the Certificate's AIP over the price for the Certificate paid by the purchaser. A Certificateholder that purchases a Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the Certificateholder on and after the first day of the first taxable year to which the election applies.

   Market discount with respect to a Certificate will be considered to be zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity remaining after the date of purchase. In that case, the actual amount of market discount must be allocated to the remaining principal payments on the Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued and investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the market discount elections.

   Under the Code, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond is ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is reduced by the amount so treated as ordinary income.

   The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond issued with OID may elect to accrue market discount on the basis of a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For purposes of this calculation the same Prepayment Assumption applicable to calculating the accrual of OID (365% SPA) will apply.

   A holder of a Certificate acquired at a market discount also may be required to defer, until the maturity date of the Certificate or its earlier taxable disposition, the deduction of a portion of the interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Certificate for the days during the taxable year on which the holder held the Certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Certificateholder in that taxable year or thereafter.

   Sale, Exchange or Redemption. If a Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Certificate. The adjusted basis generally will equal the original cost of the Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Certificate. A Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided that the Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

   Gain from the sale or other disposition of a Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder's income with respect to the Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code
Section 1274(d) determined as of the date of purchase of the Certificate, over the amount actually includible in the holder's income. Gain or loss recognized from the sale of a Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

   The Certificate information reports will include a statement of the AIP of the Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

     Treatment of Realized Losses. Although not entirely clear, it appears that corporate holders of the Certificates should generally be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the Certificates becoming wholly or partially worthless, and that non-corporate holders should be allowed to deduct as a short term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a Certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non- corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the trust fund have been liquidated or the Certificates otherwise retired. Potential Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

   Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Certificates to a Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the the non-U.S. Person provides the REMIC or other person who is otherwise required to withhold U.S. tax with respect to the Certificate with an appropriate statement (on Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person's name and address. If a Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

   Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during the year, any information deemed appropriate to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, then backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability provided the requisite information is supplied to the IRS.

                                  OTHER TAXES

   No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

   All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the certificates.


                                    RATINGS

   The Class PO Certificates are currently rated "AAA" by Fitch Ratings and by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

   Pursuant to a Placement Agency Agreement, dated as of October 30, 2002 (the "Placement Agreement"), between Countrywide Home Loans, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

              Exhibit 1 -- CHL Mortgage Pass-Through Trust 2001-20
                                    Group 1

                Current Mortgage Rates of the Mortgage Loans (1)

--------------------------------------------------------------------------------------------------------------
                 Current                        Number of        Aggregate Principal         Percent of
            Mortgage Rate (%)                Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
--------------------------------------------------------------------------------------------------------------
6.250                                                1                 324,486.06                0.08
6.375                                                1                 367,913.89                0.09
6.500                                                3               1,303,915.59                0.32
6.625                                                4               1,930,420.51                0.48
6.750                                               16               7,110,122.10                1.76
6.875                                               45              18,093,031.39                4.47
7.000                                              129              51,904,930.96               12.83
7.125                                              102              39,929,118.85                9.87
7.250                                              177              69,843,325.37               17.26
7.375                                              184              76,588,913.04               18.93
7.500                                              156              62,727,343.88               15.50
7.625                                               91              37,688,000.29                9.31
7.750                                               40              17,407,901.92                4.30
7.875                                               24               9,401,607.83                2.32
8.000                                                9               4,251,543.17                1.05
8.125                                                3               1,092,765.00                0.27
8.250                                                2                 728,317.76                0.18
8.375                                                5               3,607,269.33                0.89
9.000                                                1                 346,923.53                0.09
--------------------------------------------------------------------------------------------------------------
   Total                                           993             404,647,850.47              100.00
==============================================================================================================

(1) The current Mortgage Rates in the preceding table include lender paid mortgage insurance premiums. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 7.336% per annum. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 7.330% per annum.

                  Current Mortgage Loan Principal Balances (1)

-------------------------------------------------------------------------------------------------------------
              Current Mortgage                   Number of        Aggregate Principal         Percent of
             Loan Balance ($)                Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-------------------------------------------------------------------------------------------------------------
   150,000.01 to  200,000.00                           1                 173,534.60                0.04
   250,000.01 to  300,000.00                          90              26,107,437.39                6.45
   300,000.01 to  350,000.00                         321             104,325,164.16               25.78
   350,000.01 to  400,000.00                         224              84,072,603.57               20.78
   400,000.01 to  450,000.00                         116              49,447,163.69               12.22
   450,000.01 to  500,000.00                          86              41,072,275.01               10.15
   500,000.01 to  550,000.00                          45              23,533,776.52                5.82
   550,000.01 to  600,000.00                          27              15,572,611.80                3.85
   600,000.01 to  650,000.00                          43              27,156,298.04                6.71
   650,000.01 to  700,000.00                          10               6,714,550.13                1.66
   700,000.01 to  750,000.00                          12               8,744,169.34                2.16
  750,000.01 to 1,000,000.00                          14              12,611,560.47                3.12
1,000,000.01 to 1,500,000.00                           3               3,557,704.71                0.88
1,500,000.01 to 2,000,000.00                           1               1,559,001.04                0.39
-------------------------------------------------------------------------------------------------------------
Total                                                993             404,647,850.47              100.00
==============================================================================================================

(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $407,500.


           Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)


-------------------------------------------------------------------------------------------------------------
          Original Loan-to-Value                Number of        Aggregate Principal         Percent of
                Ratios (%)                   Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-------------------------------------------------------------------------------------------------------------
50.00 or Less                                       64              28,785,643.17                7.11
50.01 to 55.00                                      41              18,747,606.17                4.63
55.01 to 60.00                                      51              23,131,507.90                5.72
60.01 to 65.00                                      57              23,717,688.70                5.86
65.01 to 70.00                                      87              39,372,637.52                9.73
70.01 to 75.00                                     152              62,607,980.22               15.47
75.01 to 80.00                                     455             178,424,032.12               44.09
80.01 to 85.00                                       9               2,958,691.33                0.73
85.01 to 90.00                                      51              18,501,312.95                4.57
90.01 to 95.00                                      26               8,400,750.39                2.08
-------------------------------------------------------------------------------------------------------------
Total                                              993             404,647,850.47              100.00
==============================================================================================================

(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 72.05%.
(2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.

               State Distribution of the Mortgaged Properties (1)

-------------------------------------------------------------------------------------------------------------
          State Distribution of                 Number of        Aggregate Principal         Percent of
           Mortgaged Properties              Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-------------------------------------------------------------------------------------------------------------
California                                         445             180,010,995.00               44.49
New Jersey                                          53              20,528,029.06                5.07
New York                                           354             148,966,776.17               36.81
Other (less than 2%)                               141              55,142,050.24               13.63
-------------------------------------------------------------------------------------------------------------
Total                                              993             404,647,850.47              100.00
==============================================================================================================

(1) "Other" includes 30 other states and the District of Columbia, each with under 2% concentration. As of the Reference Date, no more than approximately 2.12% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.


                 Documentation Programs for the Mortgage Loans

-------------------------------------------------------------------------------------------------------------
                                                Number of        Aggregate Principal         Percent of
             Type of Program                 Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-------------------------------------------------------------------------------------------------------------
Full/Alternative                                   453             183,696,118.65               45.40
Alternative                                        268             109,296,102.47               27.01
Reduced                                            125              49,934,040.51               12.34
Full                                               122              52,312,748.81               12.93
CLUES                                               18               6,795,977.00                1.68
Streamlined                                          7               2,612,863.03                0.65
-------------------------------------------------------------------------------------------------------------
Total                                              993             404,647,850.47              100.00
==============================================================================================================

                         Types of Mortgaged Properties

-------------------------------------------------------------------------------------------------------------
                                                Number of        Aggregate Principal         Percent of
              Property Type                  Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-------------------------------------------------------------------------------------------------------------
Single Family Residence                            785             318,392,048.57               78.68
Planned Unit Development                           152              62,457,491.40               15.44
Low-rise Condominium                                36              14,130,860.84                3.49
2-4 Family Residence                                17               8,355,180.65                2.06
High-rise Condominium                                3               1,312,269.01                0.32
-------------------------------------------------------------------------------------------------------------
Total                                              993             404,647,850.47              100.00
==============================================================================================================

                         Purposes of the Mortgage Loans

-------------------------------------------------------------------------------------------------------------
                                                Number of        Aggregate Principal         Percent of
               Loan Purpose                  Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-------------------------------------------------------------------------------------------------------------
Purchase                                           551             221,443,043.42               54.72
Refinance (rate/term)                              248             102,524,635.93               25.34
Refinance (cash-out)                               194              80,680,171.12               19.94
-------------------------------------------------------------------------------------------------------------
Total                                              993             404,647,850.47              100.00
==============================================================================================================

                   Occupancy Types of the Mortgage Loans (1)

-------------------------------------------------------------------------------------------------------------
                                                 Number of        Aggregate Principal         Percent of
Occupancy Type                                Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-------------------------------------------------------------------------------------------------------------
Owner Occupied                                      972             395,178,281.74               97.66
Secondary Residence                                  16               6,974,503.72                1.72
Investment                                            5               2,495,065.01                0.62
-------------------------------------------------------------------------------------------------------------
Total                                               993             404,647,850.47              100.00
==============================================================================================================

(1) Based upon representations of the related Mortgagors at the time of origination.


             Remaining Terms to Maturity of the Mortgage Loans (1)

-------------------------------------------------------------------------------------------------------------
                       Remaining Term               Number of        Aggregate Principal         Percent of
                    to Maturity (months)         Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-------------------------------------------------------------------------------------------------------------
                         227                             1                 292,328.24                0.07
                         228                             3               1,012,936.03                0.25
                         229                             3               1,416,386.30                0.35
                         230                             1                 293,758.92                0.07
                         286                             1                 273,869.97                0.07
                         287                             2               1,088,243.03                0.27
                         342                             1                 441,629.95                0.11
                         343                             3               1,175,601.24                0.29
                         344                            56              22,642,494.95                5.60
                         345                            57              23,684,717.27                5.85
                         346                            64              25,034,956.06                6.19
                         347                            89              35,037,325.79                8.66
                         348                           165              71,648,764.28               17.71
                         349                           308             122,940,498.64               30.38
                         350                           239              97,664,339.80               24.14
-------------------------------------------------------------------------------------------------------------
Total                                                  993             404,647,850.47              100.00
==============================================================================================================

(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 347 months.

              Exhibit 1 -- CHL Mortgage Pass-Through Trust 2001-20
                                    Group 2

                Current Mortgage Rates of the Mortgage Loans (1)

-------------------------------------------------------------------------------------------------------------
                      Current                       Number of        Aggregate Principal         Percent of
                 Mortgage Rate (%)               Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-------------------------------------------------------------------------------------------------------------
                       6.625                            1                  320,776.61                1.63
                       6.750                            6                2,309,121.52               11.76
                       6.875                           15                6,603,365.16               33.64
                       7.000                           11                4,204,079.73               21.41
                       7.125                           10                3,367,837.48               17.15
                       7.250                            3                1,418,298.33                7.22
                       7.375                            3                1,046,050.97                5.33
                       7.500                            1                  362,321.02                1.85
-------------------------------------------------------------------------------------------------------------
Total                                                  50               19,631,850.82              100.00
==============================================================================================================

(1) As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 6.991% per annum.


                  Current Mortgage Loan Principal Balances (1)

-------------------------------------------------------------------------------------------------------------
                         Current Mortgage         Number of        Aggregate Principal         Percent of
                         Loan Balance ($)      Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-------------------------------------------------------------------------------------------------------------
250,000.01 to 300,000.00                              6                1,658,507.23                8.45
300,000.01 to 350,000.00                             17                5,520,345.52               28.12
350,000.01 to 400,000.00                             11                4,095,761.99               20.86
400,000.01 to 450,000.00                              4                1,741,042.86                8.87
450,000.01 to 500,000.00                              3                1,434,474.86                7.31
500,000.01 to 550,000.00                              4                2,089,141.84               10.64
550,000.01 to 600,000.00                              3                1,723,386.41                8.78
600,000.01 to 650,000.00                              1                  613,094.96                3.12
750,000.01 to 1,000,000.00                            1                  756,095.15                3.85
-------------------------------------------------------------------------------------------------------------
Total                                                50               19,631,850.82              100.00
==============================================================================================================

(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $392,637.

           Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)

-------------------------------------------------------------------------------------------------------------
            Original                              Number of        Aggregate Principal         Percent of
    Loan-to-Value Ratios (%)                   Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-------------------------------------------------------------------------------------------------------------
50.00 or Less                                         7                2,771,721.64               14.12
50.01 to 55.00                                        3                  852,600.97                4.34
55.01 to 60.00                                        4                1,792,243.82                9.13
60.01 to 65.00                                        7                2,712,844.69               13.82
65.01 to 70.00                                        5                2,309,461.82               11.76
70.01 to 75.00                                       14                5,692,417.92               29.00
75.01 to 80.00                                        9                3,231,352.66               16.46
80.01 to 85.00                                        1                  269,207.30                1.37
-------------------------------------------------------------------------------------------------------------
Total                                                50               19,631,850.82              100.00
==============================================================================================================

(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 65.76%.
(2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.


               State Distribution of the Mortgaged Properties (1)

-------------------------------------------------------------------------------------------------------------
       State Distribution of                        Number of        Aggregate Principal         Percent of
       Mortgaged Properties                      Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-------------------------------------------------------------------------------------------------------------
California                                             15                5,306,719.63               27.03
New Jersey                                              3                1,462,326.40                7.45
New York                                               30               12,214,413.47               62.22
Other (less than 2%)                                    2                  648,391.32                3.30
-------------------------------------------------------------------------------------------------------------
Total                                                  50               19,631,850.82              100.00
==============================================================================================================

(1) "Other" includes 1 other state and the District of Columbia, each with under 2% concentration. As of the Reference Date, no more than approximately 3.99% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.

                 Documentation Programs for the Mortgage Loans

-------------------------------------------------------------------------------------------------------------
                                                   Number of        Aggregate Principal         Percent of
     Type of Program                            Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-------------------------------------------------------------------------------------------------------------
Full                                                  36               13,827,143.63               70.43
Alternative                                            9                3,859,058.23               19.66
Streamlined                                            4                1,567,464.93                7.98
Reduced                                                1                  378,184.03                1.93
-------------------------------------------------------------------------------------------------------------
Total                                                 50               19,631,850.82              100.00
==============================================================================================================


                         Types of Mortgaged Properties

-------------------------------------------------------------------------------------------------------------
                                                   Number of        Aggregate Principal         Percent of
      Property Type                             Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-------------------------------------------------------------------------------------------------------------
Single Family Residence                               44               17,360,139.36               88.43
Planned Unit Development                               5                1,892,005.02                9.64
2-4 Family Residence                                   1                  379,706.44                1.93
-------------------------------------------------------------------------------------------------------------
Total                                                 50               19,631,850.82              100.00
==============================================================================================================

                         Purposes of the Mortgage Loans

-------------------------------------------------------------------------------------------------------------
                                                  Number of        Aggregate Principal         Percent of
      Loan Purpose                             Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-------------------------------------------------------------------------------------------------------------
Refinance (rate/term)                                20                7,432,559.96               37.86
Purchase                                             15                6,397,129.60               32.59
Refinance (cash-out)                                 15                5,802,161.26               29.55
-------------------------------------------------------------------------------------------------------------
Total                                                50               19,631,850.82              100.00
==============================================================================================================


                   Occupancy Types of the Mortgage Loans (1)

-------------------------------------------------------------------------------------------------------------
                                                   Number of        Aggregate Principal         Percent of
   Occupancy Type                               Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-------------------------------------------------------------------------------------------------------------
Owner Occupied                                        50               19,631,850.82              100.00
-------------------------------------------------------------------------------------------------------------
Total                                                 50               19,631,850.82              100.00
==============================================================================================================

(1) Based upon representations of the related Mortgagors at the time of origination.


              Remaining Terms to Maturity of the Mortgage Loans (1)

-------------------------------------------------------------------------------------------------------------
         Remaining Term to                         Number of        Aggregate Principal         Percent of
          Maturity (months)                     Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-------------------------------------------------------------------------------------------------------------
              103                                     1                  362,321.02                1.85
              162                                     1                  352,279.36                1.79
              168                                     4                1,993,637.90               10.16
              163                                     7                3,154,885.78               16.07
              166                                     7                2,757,561.94               14.05
              167                                     9                3,749,741.20               19.10
              165                                    10                3,421,954.99               17.43
              164                                    11                3,839,468.63               19.56
-------------------------------------------------------------------------------------------------------------
Total                                                50               19,631,850.82              100.00
==============================================================================================================

(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 164 months.

                                    EXHIBIT 2

      THE
    BANK OF
       NEW
      YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-20

                 Certificateholder Monthly Distribution Summary

                                                          Certificate                             Pass Through
                                   Class                     Rate            Beginning                 Rate            Principal
Class                 Cusip      Description                 Type             Balance                  (%)           Distribution
-----------------------------------------------------------------------------------------------------------------------------------
1A1               12669CBU3         Senior                 Fix-30/360       84,172,790.86             6.750000         6,740,454.53
1A2               12669CBV1         Senior                 Fix-30/360      222,135,582.75             6.750000        14,373,184.99
1A3               12669CBW9         Senior                 Fix-30/360       20,000,000.00             6.750000                   --
1A4               12669CBX7         Senior                 Fix-30/360       12,000,000.00             6.750000                   --
1A5               12669CBY5         Senior                 Fix-30/360       12,000,000.00             6.750000                   --
1A6               12669CBZ2         Senior                 Fix-30/360        3,000,000.00             6.750000                   --
1A7               12669CCA6         Senior                 Fix-30/360       54,500,000.00             6.750000                   --
2A1               12669CCC2         Senior                 Fix-30/360       19,587,063.79             6.500000           955,691.56
1X                12669CCB4        Strip IO                Fix-30/360      341,344,175.16             0.419463                   --
2X                12669CCD0        Strip IO                Fix-30/360       17,950,944.39             0.266898                   --
PO                                                                           1,033,809.89             0.000000            43,606.30
PO-1              12669CCF5        Strip PO                Fix-30/360        1,023,962.08             0.000000            43,568.67
PO-2              12669CCF5        Strip PO                Fix-30/360            9,847.81             0.000000                37.63
M                 12669CCG3         Senior                 Fix-30/360        8,847,448.03             6.736176             8,851.82
B1                12669CCH1         Senior                 Fix-30/360        3,424,866.40             6.736176             3,426.56
B2                12669CCJ7         Senior                 Fix-30/360        2,568,773.30             6.736176             2,570.04
B3                12669CCK4         Senior                 Fix-30/360        1,141,622.13             6.736176             1,142.19
B4                12669CCL2         Senior                 Fix-30/360          856,587.10             6.736176               857.01
B5                12669CCM0         Senior                 Fix-30/360        1,142,085.09             6.736176             1,142.51
AR                12669CCE8         Senior                 Fix-30/360                  --             6.500000                   --
-----------------------------------------------------------------------------------------------------------------------------------
Totals                                                                     446,410,629.34                             22,130,927.51
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                  Current                               Cumulative
                                      Interest              Total                 Realized         Ending                Realized
Class                               Distribution         Distribution              Losses          Balance                Losses
-----------------------------------------------------------------------------------------------------------------------------------
1A1                                   473,471.95         7,213,926.48                  --        77,432,336.34                   --
1A2                                 1,249,512.65        15,622,697.65                  --       207,762,397.76                   --
1A3                                   112,500.00           112,500.00                  --        20,000,000.00                   --
1A4                                    67,500.00            67,500.00                  --        12,000,000.00                   --
1A5                                    67,500.00            67,500.00                  --        12,000,000.00                   --
1A6                                    16,875.00            16,875.00                  --         3,000,000.00                   --
1A7                                   306,562.50           306,562.50                  --        54,500,000.00                   --
2A1                                   106,096.60         1,061,788.15                  --        18,631,372.23                   --
1X                                    119,317.68           119,317.68                  --       323,613,029.97                   --
2X                                      3,992.56             3,992.56                  --        17,001,952.27                   --
PO                                            --            43,606.30                  --           990,203.58                   --
PO-1                                          --            43,568.67                  --           980,393.41                   --
PO-2                                          --                37.63                  --             9,810.17                   --
M                                      49,664.97            58,516.79                  --         8,838,596.21                   --
B1                                     19,225.42            22,651.98                  --         3,421,439.84                   --
B2                                     14,419.76            16,989.80                  --         2,566,203.26                   --
B3                                      6,408.47             7,550.66                  --         1,140,479.95                   --
B4                                      4,808.43             5,665.44                  --           855,730.09                   --
B5                                      6,411.07             7,553.58                  --         1,140,942.59                   --
AR                                            --                   --                  --                   --                   --
-----------------------------------------------------------------------------------------------------------------------------------
Totals                              2,624,267.06        24,755,194.57                  --       424,279,701.85                   --
-----------------------------------------------------------------------------------------------------------------------------------

        THE
      BANK OF
        NEW
       YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-20

                         Principal Distribution Detail

                                       Original            Beginning          Scheduled                                 Unscheduled
                                     Certificate          Certificate         Principal              Accretion           Principal
Class                 Cusip            Balance              Balance          Distribution            Principal          Adjustments
-----------------------------------------------------------------------------------------------------------------------------------
1A1               12669CBU3       122,095,000.00        84,172,790.86        6,740,454.53                   --                   --
1A2               12669CBV1       303,000,000.00       222,135,582.75       14,373,184.99                   --                   --
1A3               12669CBW9        20,000,000.00        20,000,000.00                  --                   --                   --
1A4               12669CBX7        12,000,000.00        12,000,000.00                  --                   --                   --
1A5               12669CBY5        12,000,000.00        12,000,000.00                  --                   --                   --
1A6               12669CBZ2         3,000,000.00         3,000,000.00                  --                   --                   --
1A7               12669CCA6        54,500,000.00        54,500,000.00                  --                   --                   --
2A1               12669CCC2        31,693,900.00        19,587,063.79          955,691.56                   --                   --
1X                12669CCB4       439,164,066.00       341,344,175.16                  --                   --                   --
2X                12669CCD0        29,277,284.00        17,950,944.39                  --                   --                   --
PO                                  1,248,477.62         1,033,809.89           43,606.30                   --                   --
PO-1              12669CCF5         1,237,246.46         1,023,962.08           43,568.67                   --                   --
PO-2              12669CCF5            11,231.16             9,847.81               37.63                   --                   --
M                 12669CCG3         8,955,000.00         8,847,448.03            8,851.82                   --                   --
B1                12669CCH1         3,466,500.00         3,424,866.40            3,426.56                   --                   --
B2                12669CCJ7         2,600,000.00         2,568,773.30            2,570.04                   --                   --
B3                12669CCK4         1,155,500.00         1,141,622.13            1,142.19                   --                   --
B4                12669CCL2           867,000.00           856,587.10              857.01                   --                   --
B5                12669CCM0         1,155,968.18         1,142,085.09            1,142.51                   --                   --
AR                12669CCE8               100.00                   --                  --                   --                   --
-----------------------------------------------------------------------------------------------------------------------------------
Totals                            577,737,445.80       446,410,629.34       22,130,927.51                   --                   --
-----------------------------------------------------------------------------------------------------------------------------------

                                             Current             Ending             Ending
                   Net Principal             Realized         Certificate         Certificate
Class               Distribution              Losses             Balance            Factor
----------------------------------------------------------------------------------------------
1A1                 6,740,454.53                  --        77,432,336.34        0.63419743917
1A2                14,373,184.99                  --       207,762,397.76        0.68568448105
1A3                           --                  --        20,000,000.00        1.00000000000
1A4                           --                  --        12,000,000.00        1.00000000000
1A5                           --                  --        12,000,000.00        1.00000000000
1A6                           --                  --         3,000,000.00        1.00000000000
1A7                           --                  --        54,500,000.00        1.00000000000
2A1                   955,691.56                  --        18,631,372.23        0.58785356905
1X                            --                  --       323,613,029.97        0.73688412833
2X                            --                  --        17,001,952.27        0.58072163627
PO                     43,606.30                  --           990,203.58        0.79312881876
PO-1                   43,568.67                  --           980,393.41        0.79239944746
PO-2                       37.63                  --             9,810.17        0.87347829952
M                       8,851.82                  --         8,838,596.21        0.98700125204
B1                      3,426.56                  --         3,421,439.84        0.98700125204
B2                      2,570.04                  --         2,566,203.26        0.98700125204
B3                      1,142.19                  --         1,140,479.95        0.98700125204
B4                        857.01                  --           855,730.09        0.98700125204
B5                      1,142.51                  --         1,140,942.59        0.98700172366
AR                            --                  --                   --        0.00000000000
----------------------------------------------------------------------------------------------
Totals             22,130,927.51                  --       424,279,701.85
----------------------------------------------------------------------------------------------

       THE
     BANK OF
       NEW
      YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-20

                          Interest Distribution Detail

                 Beginning              Pass                Accrued           Cumulative                                 Total
                Certificate            Through              Optimal              Unpaid                 Deferred        Interest
Class              Balance             Rate (%)             Interest            Interest                Interest          Due
-----------------------------------------------------------------------------------------------------------------------------------
1A1           84,172,790.86             6.750000           473,471.95                  --                   --           473,471.95
1A2          222,135,582.75             6.750000         1,249,512.65                  --                   --         1,249,512.65
1A3           20,000,000.00             6.750000           112,500.00                  --                   --           112,500.00
1A4           12,000,000.00             6.750000            67,500.00                  --                   --            67,500.00
1A5           12,000,000.00             6.750000            67,500.00                  --                   --            67,500.00
1A6            3,000,000.00             6.750000            16,875.00                  --                   --            16,875.00
1A7           54,500,000.00             6.750000           306,562.50                  --                   --           306,562.50
2A1           19,587,063.79             6.500000           106,096.60                  --                   --           106,096.60
1X           341,344,175.16             0.419463           119,317.68                  --                   --           119,317.68
2X            17,950,944.39             0.266898             3,992.56                  --                   --             3,992.56
PO             1,033,809.89             0.000000                   --                  --                   --                   --
PO-1           1,023,962.08             0.000000                   --                  --                   --                   --
PO-2               9,847.81             0.000000                   --                  --                   --                   --
M              8,847,448.03             6.736176            49,664.97                  --                   --            49,664.97
B1             3,424,866.40             6.736176            19,225.42                  --                   --            19,225.42
B2             2,568,773.30             6.736176            14,419.76                  --                   --            14,419.76
B3             1,141,622.13             6.736176             6,408.47                  --                   --             6,408.47
B4               856,587.10             6.736176             4,808.43                  --                   --             4,808.43
B5             1,142,085.09             6.736176             6,411.07                  --                   --             6,411.07
AR                       --             6.500000                   --                  --                   --                   --
-----------------------------------------------------------------------------------------------------------------------------------
Totals       446,410,629.34                              2,624,267.06                  --                   --         2,624,267.06
-----------------------------------------------------------------------------------------------------------------------------------

                                           Unscheduled
                   Net Prepayment            Interest           Interest
Class               Int Shortfall           Adjustment            Paid
---------------------------------------------------------------------------
1A1                            --                   --           473,471.95
1A2                            --                   --         1,249,512.65
1A3                            --                   --           112,500.00
1A4                            --                   --            67,500.00
1A5                            --                   --            67,500.00
1A6                            --                   --            16,875.00
1A7                            --                   --           306,562.50
2A1                            --                   --           106,096.60
1X                             --                   --           119,317.68
2X                             --                   --             3,992.56
PO                             --                   --                   --
PO-1                           --                   --                   --
PO-2                           --                   --                   --
M                              --                   --            49,664.97
B1                             --                   --            19,225.42
B2                             --                   --            14,419.76
B3                             --                   --             6,408.47
B4                             --                   --             4,808.43
B5                             --                   --             6,411.07
AR                             --                   --                   --
---------------------------------------------------------------------------
Totals                         --                   --         2,624,267.06
---------------------------------------------------------------------------

       THE
     BANK OF
       NEW
      YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-20

                          Current Payment Information
                               Factors per $1,000

                                                   Original
                                                 Certificate           Beginning Cert.           Principal               Interest
Class                             Cusip            Balance            Notional Balance          Distribution           Distribution
-----------------------------------------------------------------------------------------------------------------------------------
1A1                           12669CBU3         122,095,000.00          689.404077657           55.206638490            3.877897937
1A2                           12669CBV1         303,000,000.00          733.120735152           47.436254101            4.123804135
1A3                           12669CBW9          20,000,000.00        1,000.000000000            0.000000000            5.625000000
1A4                           12669CBX7          12,000,000.00        1,000.000000000            0.000000000            5.625000000
1A5                           12669CBY5          12,000,000.00        1,000.000000000            0.000000000            5.625000000
1A6                           12669CBZ2           3,000,000.00        1,000.000000000            0.000000000            5.625000000
1A7                           12669CCA6          54,500,000.00        1,000.000000000            0.000000000            5.625000000
2A1                           12669CCC2          31,693,900.00          618.007370171           30.153801120            3.347539922
1X                            12669CCB4         439,164,066.00          777.258891578            0.000000000            0.271692729
2X                            12669CCD0          29,277,284.00          613.135576032            0.000000000            0.136370427
PO                                                1,248,477.62          828.056405208           34.927578437            0.000000000
PO-1                          12669CCF5           1,237,246.46          827.613665583           35.214218122            0.000000000
PO-2                          12669CCF5              11,231.16          876.828921432            3.350621910            0.000000000
M                             12669CCG3           8,955,000.00          987.989729885            0.988477844            5.546060705
B1                            12669CCH1           3,466,500.00          987.989729885            0.988477844            5.546060705
B2                            12669CCJ7           2,600,000.00          987.989729885            0.988477844            5.546060705
B3                            12669CCK4           1,155,500.00          987.989729885            0.988477844            5.546060705
B4                            12669CCL2             867,000.00          987.989729885            0.988477844            5.546060705
B5                            12669CCM0           1,155,968.18          987.990080073            0.988356415            5.546062671
AR                            12669CCE8                 100.00            0.000000000            0.000000000            0.000000000
-----------------------------------------------------------------------------------------------------------------------------------
Totals                                          577,737,445.80          772.687719284           38.306202360            4.542317759
-----------------------------------------------------------------------------------------------------------------------------------
                                                     Pass
                      Ending Cert.                  Through
Class               Notional Balance                Rate (%)
------------------------------------------------------------
1A1                    634.197439167               6.750000
1A2                    685.684481051               6.750000
1A3                  1,000.000000000               6.750000
1A4                  1,000.000000000               6.750000
1A5                  1,000.000000000               6.750000
1A6                  1,000.000000000               6.750000
1A7                  1,000.000000000               6.750000
2A1                    587.853569051               6.500000
1X                     736.884128334               0.419463
2X                     580.721636269               0.266898
PO                     793.128818761               0.000000
PO-1                   792.399447461               0.000000
PO-2                   873.478299522               0.000000
M                      987.001252040               6.736176
B1                     987.001252040               6.736176
B2                     987.001252040               6.736176
B3                     987.001252040               6.736176
B4                     987.001252040               6.736176
B5                     987.001723658               6.736176
AR                       0.000000000               6.500000
-----------------------------------------------------------
Totals                 734.381516958
-----------------------------------------------------------

        THE
      BANK OF
        NEW
       YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-20

Pool Level Data
Distribution Date                                                                                                            9/25/02
Cut-off Date                                                                                                                  9/1/01
Determination Date                                                                                                            9/1/02
Accrual Period 30/360                Begin                                                                                    8/1/02
                                     End                                                                                      9/1/02
Number of Days in 30/360 Accrual Period                                                                                           30

------------------------------------------------------------------------------------------------------------------------------------
                                                  Collateral Information
------------------------------------------------------------------------------------------------------------------------------------
Group 1
-------
Cut-Off Date Balance                                                                                                  545,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                     425,819,440.00
Ending Aggregate Pool Stated Principal Balance                                                                        404,647,850.47

Beginning Aggregate Certificate Stated Principal Balance                                                              446,410,629.34
Ending Aggregate Certificate Stated Principal Balance                                                                 424,279,701.84

Beginning Aggregate Loan Count                                                                                                  1041
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                   48
Ending Aggregate Loan Count                                                                                                      993

Beginning Weighted Average Loan Rate (WAC)                                                                                 7.333593%
Ending Weighted Average Loan Rate (WAC)                                                                                    7.333390%

Beginning Net Weighted Average Loan Rate                                                                                   7.070017%
Ending Net Weighted Average Loan Rate                                                                                      7.070145%

Weighted Average Maturity (WAM) (Months)                                                                                         346

Servicer Advances                                                                                                          18,119.94

Aggregate Pool Prepayment                                                                                              20,810,974.77
Pool Prepayment Rate                                                                                                     45.2182 CPR


Group 2
-------
Cut-Off Date Balance                                                                                                   32,737,445.80

Beginning Aggregate Pool Stated Principal Balance                                                                      20,591,188.93
Ending Aggregate Pool Stated Principal Balance                                                                         19,631,850.82

Beginning Aggregate Certificate Stated Principal Balance                                                              446,410,629.34
Ending Aggregate Certificate Stated Principal Balance                                                                 424,279,701.84

Beginning Aggregate Loan Count                                                                                                    52

        THE
      BANK OF
        NEW
       YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-20

Group 2
-------
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                    2
Ending Aggregate Loan Count                                                                                                       50

Beginning Weighted Average Loan Rate (WAC)                                                                                 6.988567%
Ending Weighted Average Loan Rate (WAC)                                                                                    6.991136%

Beginning Net Weighted Average Loan Rate                                                                                   6.729567%
Ending Net Weighted Average Loan Rate                                                                                      6.732136%

Weighted Average Maturity (WAM) (Months)                                                                                         163

Servicer Advances                                                                                                           3,560.17

Aggregate Pool Prepayment                                                                                                 884,597.22
Pool Prepayment Rate                                                                                                     41.0737 CPR

------------------------------------------------------------------------------------------------------------------------------------
                                                   Certificate Information
------------------------------------------------------------------------------------------------------------------------------------
Group 1
-------
Senior Percentage                                                                                                     96.0011096836%
Senior Prepayment Percentage                                                                                         100.0000000000%

Subordinate Percentage                                                                                                 3.9988903164%
Subordinate Prepayment Percentage                                                                                      0.0000000000%

Group 2
-------
Senior Percentage                                                                                                     95.1690352684%
Senior Prepayment Percentage                                                                                         100.0000000000%

Subordinate Percentage                                                                                                 4.8309647316%
Subordinate Prepayment Percentage                                                                                      0.0000000000%


Certificate Account

Beginning Balance                                                                                                                 --

Deposit
Payments of Interest and Principal                                                                                     24,841,092.27
Liquidation Proceeds                                                                                                              --
All Other Proceeds                                                                                                                --
Other Amounts                                                                                                                     --
                                                                                                                      --------------
Total Deposits                                                                                                         24,841,092.27


        THE
      BANK OF
        NEW
       YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-20

Withdrawals
Reimbursement of Servicer Advances                                                                                                --
Payment of Master Servicer Fees                                                                                            84,273.95
Payment of Sub Servicer Fees                                                                                                1,623.75
Payment of Other Fees                                                                                                             --
Payment of Insurance Premium(s)                                                                                                   --
Payment of Personal Mortgage Insurance                                                                                            --
Other Permitted Withdrawal per the Pooling and Service Agreement                                                                  --
Payment of Principal and Interest                                                                                      24,755,194.57
                                                                                                                       -------------
Total Withdrawals                                                                                                      24,841,092.27

Ending Balance                                                                                                                    --


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                   8,728.26
Compensation for Gross PPIS from Servicing Fees                                                                             8,728.26
Other Gross PPIS Compensation                                                                                                     --
                                                                                                                        ------------
Total Net PPIS (Non-Supported PPIS)                                                                                               --


Master Servicing Fees Paid                                                                                                 84,273.95
Sub Servicing Fees Paid                                                                                                     1,623.75
Insurance Premium(s) Paid                                                                                                         --
Personal Mortgage Insurance Fees Paid                                                                                             --
Other Fees Paid                                                                                                                   --
                                                                                                                        ------------
Total Fees                                                                                                                 85,897.70

------------------------------------------------------------------------------------------------------------------------------------
                                               Delinquency Information
------------------------------------------------------------------------------------------------------------------------------------
Group 1
-------
Delinquency                                                  30-59 Days          60-89 Days            90+ Days              Totals
-----------                                            ----------------    ----------------    ----------------    ----------------
Scheduled Principal Balance                                2,521,357.06                  --                  --        2,521,357.06
Percentage of Total Pool Balance                              0.623099%           0.000000%           0.000000%           0.623099%
Number of Loans                                                       7                   0                   0                   7
Percentage of Total Loans                                     0.704935%           0.000000%           0.000000%           0.704935%

        THE
      BANK OF
        NEW
       YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-20

Foreclosure
-----------
Scheduled Principal Balance                                                                                                       --
Percentage of Total Pool Balance                                                                                           0.000000%
Number of Loans                                                                                                                    0
Percentage of Total Loans                                                                                                  0.000000%

Bankruptcy
----------
Scheduled Principal Balance                                                                                                       --
Percentage of Total Pool Balance                                                                                           0.000000%
Number of Loans                                                                                                                    0
Percentage of Total Loans                                                                                                  0.000000%

REO
---
Scheduled Principal Balance                                                                                                       --
Percentage of Total Pool Balance                                                                                           0.000000%
Number of Loans                                                                                                                    0
Percentage of Total Loans                                                                                                  0.000000%

Book Value of all REO Loans                                                                                                       --
Percentage of Total Pool Balance                                                                                           0.000000%

Current Realized Losses                                                                                                           --
Additional Gains (Recoveries)/Losses                                                                                              --
Total Realized Losses                                                                                                             --


Group 2
-------
Delinquency                                                  30-59 Days          60-89 Days            90+ Days              Totals
-----------                                            ----------------    ----------------    ----------------    ----------------
Scheduled Principal Balance                                  371,157.11                  --                  --          371,157.11
Percentage of Total Pool Balance                              1.890586%           0.000000%           0.000000%           1.890586%
Number of Loans                                                       1                   0                   0                   1
Percentage of Total Loans                                     2.000000%           0.000000%           0.000000%           2.000000%

Foreclosure
-----------
Scheduled Principal Balance                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

Bankruptcy
----------
Scheduled Principal Balance                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

        THE
      BANK OF
        NEW
       YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-20

REO
---
Scheduled Principal Balance                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

Book Value of all REO Loans                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%

Current Realized Losses                                                                                                          --
Additional Gains (Recoveries)/Losses                                                                                             --
Total Realized Losses                                                                                                            --

------------------------------------------------------------------------------------------------------------------------------------
                                        Subordination/Credit Enhancement Information
------------------------------------------------------------------------------------------------------------------------------------
Protection                                                                                        Original                  Current
----------                                                                           ---------------------    ---------------------
Bankruptcy Loss                                                                                 200,000.00               200,000.00
Bankruptcy Percentage                                                                            0.034618%                0.047139%
Credit/Fraud Loss                                                                             8,643,354.00                       --
Credit/Fraud Loss Percentage                                                                     1.496070%                0.000000%
Special Hazard Loss                                                                           8,643,354.00             8,643,354.00
Special Hazard Loss Percentage                                                                   1.496070%                2.037183%


Credit Support                                                                                    Original                  Current
--------------                                                                       ---------------------    ---------------------
Class A                                                                                     577,737,445.80           424,279,701.84
Class A Percentage                                                                             100.000000%              100.000000%